EXHIBIT 99.2

Pegasystems Inc.

2011 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2011.

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$375,000	85%

Craig Dynes**	Chief Financial Officer and Senior Vice President	$325,000	50%

Douglas Kra**	Senior Vice President, Global Services	$290,000	50%

Michael Pyle**	Senior Vice President, Engineering	$285,000	50%

Leon Trefler**	Senior Vice President, Sales	$275,000	20%

*	Percentage of 2011 base salary

**In 2011, Craig Dynes will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2011, Douglas Kra will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2011, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2011, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as the potential for an estimated $200,000 in sales commissions.